UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 23, 2005
CRT PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)
FLORIDA

(State or Other Jurisdiction of Incorporation)

1-9997	59-2898045

Commission File Number)	(IRS Employer Identification No.)

225 NE MIZNER BOULEVARD, SUITE 200
BOCA RATON, FLORIDA	33432

(Address of Principal Executive Offices)	(Zip Code)
(561) 395-9666

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Reports)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On September 23, 2005, CRT Properties, Inc. (the “Company”) held a special meeting of its shareholders in connection with its previously announced proposed merger with a subsidiary of DRA Advisors, LLC (“DRA”). At the special meeting, the Company’s shareholders approved the Agreement and Plan of Merger, dated June 17, 2005, among the Company, DRA G&I Fund V Real Estate Investment Trust and DRA CRT Acquisition Corp. The Company and DRA anticipate that the transaction will close on or about Tuesday, September 27, 2005.
Item 7.01. Regulation FD Disclosure.
On September 23, 2005, CRT Properties, Inc. announced the approval by its shareholders of the Agreement and Plan of Merger, dated June 17, 2005, among the Company, DRA G&I Fund V Real Estate Investment Trust and DRA CRT Acquisition Corp., as more particularly described in the Company’s News Release dated September 23, 2005, a copy of which is attached hereto as Exhibit 99.1 and by this reference made a part hereof.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit
Number	Description of Exhibits
99.1	CRT Properties, Inc. News Release, dated September 23, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CRT PROPERTIES, INC.
Dated: September 23, 2005	By:	/s/ Terence D. McNally
Terence D. McNally
		Title:	Senior Vice President & Chief Financial Officer

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